UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2013
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston, MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2013 (the “Closing Date”), LPL Financial Holdings Inc. (“Holdings”, and together with its subsidiaries, the “Company”) entered into a First Amendment and Incremental Assumption Agreement (the “Agreement”) among Holdings, LPL Holdings, Inc., a Massachusetts corporation (the “Borrower”), the other Credit Parties signatory thereto, the several Lenders parties thereto, Bank of America, N.A. as Administrative Agent, and the other parties thereto.  The Agreement supplements and amends the Company's Credit Agreement, dated as of March 29, 2012 (“Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, Bank of America, N.A. as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties thereto.

Pursuant to the Agreement, among other things, the Lenders made incremental tranche B term loans to the Borrower in the aggregate principal amount of approximately $1,084 million (the “New Term Loan B”). The Borrower used the proceeds of New Term Loan B to (i) refinance all initial tranche B term loans outstanding under the Credit Agreement on the Closing Date (the “Prior Term Loan B”) and (ii) repay tranche A term loans outstanding under the Credit Agreement (“Term Loan A”) on the Closing Date in an aggregate principal amount of approximately $239 million (the “Term Loan A Repayment”).  The remaining loan proceeds of approximately $236 million, before fees and expenses (the “Remaining Proceeds”), will be available for the working capital requirements and other general corporate purposes.

The following table describes the effects of the Company's refinancing described above.

		March 31, 2013			(Repayments) Proceeds(1)	March 31, 2013
Term Loan	Maturity	Balance(1)	Interest Rate			Balance(1)	Interest Rate
Term Loan A	3/29/2017	$698.2	2.70%	(2)	$(238.9)	$459.3	2.70%	(2)
Prior Term Loan B	3/29/2019	608.9	4.00%	(3)	(608.9)	—	—%
New Term Loan B	3/29/2019	—	—%		1,083.9	1,083.9	3.25%	(4)
Total Debt		$1,307.1			$236.1	$1,543.2
_______________

(1)	Dollars in millions.

(2)	As of March 31, 2013, the variable interest rate for the Term Loan A was based on one-month LIBOR of 0.20%, plus the applicable interest rate margin of 2.50%.

(3)	As of March 31, 2013, the variable interest rate for the Prior Term Loan B was based on the greater of one-month LIBOR of 0.20% or 1.00%, plus the applicable interest rate margin of 3.00%.

(4)
Under the Agreement, as of March 31, 2013, the variable interest rate for the New Term Loan B would have been based on the greater of one-month LIBOR of 0.20% or 0.75%, plus the applicable interest rate margin of 2.50%.

The New Term Loan B has a maturity date of March 29, 2019, and quarterly repayments of principal will total 1% per year with the remaining principal due upon maturity, consistent with the terms of the Prior Term Loan B. The New Term Loan B bears interest at a rate per annum equal to either (x) a base rate (subject to a floor of 1.75%) plus a 1.50% margin or (y) a LIBOR rate (subject to a floor of 0.75%), plus a 2.50% margin.  The Prior Term Loan B bore interest at a rate per annum equal to either a base rate (subject to a floor of 2.00%) or a LIBOR rate (subject to a floor of 1.00%), in each case plus an applicable margin. As of the Closing Date, immediately prior to the effectiveness of the Agreement, the applicable margin for borrowings with respect to the Prior Term Loan B was 2.00% for base rate borrowings and 3.00% for LIBOR borrowings.
Quarterly repayments of principal for the Term Loan A total 5% for the twelve months ending March 31, 2013 and 2014 and 10% for the twelve months ending March 31, 2015, 2016 and 2017 (the “Mandatory Amortization”), with the remaining principal due upon maturity on March 29, 2017. The Term Loan A Repayment prepaid the Mandatory Amortization.
A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2013 annual meeting of stockholders of Holdings was held in Boston, Massachusetts on May 8, 2013. At that meeting, the stockholders of Holdings considered and acted upon the following proposals:
1. Election of Directors. By the vote reflected below, the stockholders elected the following individuals to serve as directors of Holdings until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Casady	92,123,810	1,486,944	6,360,882
Richard W. Boyce	77,496,066	16,114,688	6,360,882
John J. Brennan	93,250,570	360,184	6,360,882
Jeffrey A. Goldstein	93,408,602	202,152	6,360,882
Anne M. Mulcahy	90,720,545	2,890,209	6,360,882
James S. Putnam	93,504,330	106,424	6,360,882
James S. Riepe	93,150,055	460,699	6,360,882
Richard P. Schifter	84,563,926	9,046,828	6,360,882
Jeffrey E. Stiefler	93,496,977	113,777	6,360,882
Allen R. Thorpe	91,928,175	1,682,579	6,360,882
2.  Approval of an Increase of the Size of the Board of Directors of Holdings from Nine Seats to 11 Seats. The stockholders voted to approve an increase of the size of the board of directors of Holdings (the "Board") from nine seats to 11 seats. 99,876,095 shares voted for the proposal; 83,919 shares voted against the proposal; and 11,622 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.
3. Ratification of the Appointment by the Audit Committee of the Board of Deloitte & Touche LLP as Holdings' Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013. The stockholders voted to ratify the appointment by the audit committee of the Board of Deloitte & Touche LLP as Holdings' independent registered public accounting firm for the current fiscal year. 99,456,467 shares voted for the proposal; 510,856 shares voted against the proposal; and 4,313 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.
4. Approval of the LPL Financial Holdings Inc. 2012 Employee Stock Purchase Plan. The stockholders voted to approve the LPL Financial Holdings Inc. 2012 Employee Stock Purchase Plan. 89,399,013 shares voted for the proposal; 4,209,899 shares voted against the proposal; and 1,842 shares abstained from voting on the proposal. There were 6,360,882 broker non-votes on the proposal.

Item 8.01	Other Events
Holdings expects to use the Remaining Proceeds primarily to fund repurchases of shares of its common stock from time to time in the future, as well as a possible increase in Holdings' quarterly dividend, subject in each case to authorization by the Board. As of May 13, 2013, the Board had not authorized use of any of the Remaining Proceeds. Any future determination to use the Remaining Proceeds to fund future share repurchases or a future increase in Holdings' quarterly dividend will be made at the discretion of the Board and will depend on a number of factors, including without limitation those described in the following paragraph.

Statements in this Item 8.01 regarding the future uses of the Remaining Proceeds constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's expectations as of May 13, 2013, including the expectation that the Company will continue to generate sufficient cash flow to warrant future share repurchases or the payment of a quarterly dividend. Forward-looking statements are not guarantees and should not be regarded as a representation by the Company that all or any portion of the Remaining Proceeds will be used to fund future share repurchases or future dividends, including any increases to the size of future dividends. The declarations of any future quarterly dividends, including the dividend amount and the timing of record and payment dates, remain subject to approval by the Board. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, and the actual uses of the Remaining Proceeds may differ significantly from the uses expressed in the forward-looking statements. Important factors that may cause or contribute to such differences include the Company's future liquidity and working capital requirements, alternative short- and long-term uses of capital and the Board's determination, in its sole discretion, to approve future share repurchases or dividends. In authorizing the use of any of the Remaining Proceeds for future share repurchases or dividends, the Board may consider in particular the Company's financial condition, strategic plans and prospects; the Company's operating plans, including expected future cash flows; general economic and financial market conditions, including retail investor sentiment; requirements under Delaware law and limitations under the Credit Agreement, as applicable; in the case of repurchases, the price and availability of shares of Holdings' common stock, as well as trading volumes; and such other factors as the Board may deem relevant, including those described in the "Risk Factors" section of the Holdings' annual report on Form 10-K for the fiscal year ended December 31, 2012. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future developments or otherwise, even if the Company's expectations change, and you should not rely on those statements as representing the Company's view as of any date subsequent to May 13, 2013.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1
First Amendment and Incremental Assumption Agreement, dated May 13, 2013, among Holdings, LPL Holdings, Inc., the other Credit Parties signatory thereto, the several Lenders parties thereto, Bank of America, N.A. as Administrative Agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: May 13, 2013